Exhibit 4.12

Dated 20 October 2013

THE ROYAL BANK OF SCOTLAND GROUP plc

and

 THE ROYAL BANK OF SCOTLAND plc

and

NATIONAL WESTMINSTER BANK plc

and

WILLIAMS & GLYN’S LIMITED

and

LUNAR INVESTORS LLP

and

CORSAIR IV-B FSCP AIV II CAYMAN, L.P.

and

CORSAIR IV FSCP AIV II CAYMAN, L.P.

and

CORSAIR RAINBOW INVESTORS, L.P.

and

CENTERBRIDGE CAPITAL PARTNERS SBS II (CAYMAN), L.P.

and

CENTERBRIDGE CAPITAL PARTNERS II (CAYMAN), L.P.

AMENDMENT AGREEMENT in relation to an INVESTMENT AGREEMENT relating to certain operations of the Business Sellers in England and Wales and in Scotland, comprising the Businesses

Linklaters LLP One Silk Street London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222

Ref: S Branigan / S Navazesh

Amendment Agreement to the Investment Agreement

This Agreement is made on 20 October 2013 between:

(1)	THE ROYAL BANK OF SCOTLAND GROUP plc, a company incorporated in Scotland (registered no SC045551) whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB (“RBSG”);

(2)	THE ROYAL BANK OF SCOTLAND plc, a company incorporated in Scotland (registered no SC090312) whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB (“RBS”);

(3)	NATIONAL WESTMINSTER BANK plc, a company incorporated in England (registered no 929027) whose registered office is at 135 Bishopsgate, London, EC2M 3UR (“NatWest”);

(4)	WILLIAMS & GLYN’S LIMITED, a company incorporated in England (registered no 8677775) whose registered office is at 135 Bishopsgate, London, EC2M 3UR (“Newco”);

(5)
LUNAR INVESTORS LLP, a limited liability partnership incorporated under the Limited Liability Partnership Act 2000, with registration number  OC388127 and whose registered office is at 63 Brook Street, London, W1K 4HS (the “Investor”);

(6)
CORSAIR IV-B FSCP AIV II CAYMAN, L.P., a limited partnership incorporated in the Cayman Islands (registered no MC-72584) whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Corsair 1”);

(7)
CORSAIR IV FSCP AIV II CAYMAN, L.P., a limited partnership incorporated in the Cayman Islands (registered no MC-72583) whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Corsair 2”);

(8)
CORSAIR RAINBOW INVESTORS, L.P., a limited partnership incorporated in the Cayman Islands (registered no MC-72619) whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Corsair 3”);

(9)
CENTERBRIDGE CAPITAL PARTNERS SBS II (CAYMAN), L.P., a limited partnership incorporated in the Cayman Islands (registered no WK-66984) whose registered office is at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002 (“Centerbridge 1”); and

(10)
CENTERBRIDGE CAPITAL PARTNERS II (CAYMAN), L.P., a limited partnership incorporated in the Cayman Islands (registered no WK-66992) whose registered office is at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002 (“Centerbridge 2” and, together with Corsair 1, Corsair 2, Corsair 3 and Centerbridge 1, the “Core Consortium Members” and each a “Core Consortium Member”), each being a “party” to this Agreement and together comprising the “parties” to this Agreement.

Whereas:

(A)
The parties entered into an investment agreement on 27 September 2013 pursuant to which inter alia the Issuer agreed to issue the Exchangeable Bonds to the Investor and the Investor agreed to subscribe the Exchangeable Bonds on and subject to the terms set out therein (the “Investment Agreement”).

(B)	The parties have agreed to amend the terms of the Investment Agreement as set out in this Agreement.

It is agreed as follows:

1	Interpretation

1.1	Definitions

Terms defined in the Investment Agreement have the same meaning in this Agreement, unless a contrary intention is stated. The principles of construction set out in the Investment Agreement shall have effect as if set out in this Agreement.

1.2	Scope

This Agreement is supplemental to and amends the Investment Agreement.

1.3	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4	Designation

In accordance with the Investment Agreement, the parties designate this Agreement as a Transaction Document.

2	Amendment of the Investment Agreement

2.1	Amendment

With effect from the date of this Agreement, the Investment Agreement shall be amended as set out in Schedule 1.

2.2	Continuing obligations

The provisions of the Investment Agreement shall, save as amended by this Agreement, continue in full force and effect.

3	Miscellaneous

3.1	Construction

With effect from the date of this Agreement, this Agreement and the Investment Agreement will be read and construed as one document.  References to the Investment Agreement, however expressed, will be read and construed as references to both the Investment Agreement as amended by this Agreement and to this Agreement.

3.2	Incorporation of terms

The provisions of Clause 21 of the Investment Agreement shall be incorporated into this Agreement as if set out in full in this Agreement.

Schedule 1

1.	Consortium Members definition

1.1	The definition of “Consortium Members” shall be deleted and replaced with the following:

“Consortium Members” means each of Corsair 1, Corsair 2, Corsair 3, Centerbridge 1, Centerbridge 2, Quivercourt (a wholly owned subsidiary of The Church Commissioners for England), RIT Capital Partners PLC and the Kuwait Investment Office (acting on behalf of the State of Kuwait in relation to the Future Generation Fund), or any other person who is admitted as a member of Lunar Investors (Holding) LLP from time to time;

2.	Undertaking in respect of the Consortium structure

2.1	The following new definitions shall be inserted:

“Affiliated Fund” means:

(a) in relation to the Centerbridge Parties, Centerbridge 1 and Centerbridge 2 and any other fund managed or controlled by Centerbridge Partners, L.P.;

(b) in relation to the Corsair Parties, Corsair 1, Corsair 2 and Corsair 3 and any other fund managed or controlled by Corsair Capital LLC;

(c) in relation to Kuwait Investment Office (acting on behalf of the State of Kuwait in relation to the Future Generation Fund), the General Reserve Fund or, with the prior written consent of RBSG (not to be unreasonably withheld), any other fund managed or controlled by Kuwait Investment Office or the Kuwait Investment Authority;

(d) in relation to Quivercourt, the Church Commissioners for England and any entity that is (directly or indirectly) wholly-owned by the Church Commissioners for England;

(e) in relation to RIT Capital Partners plc, RIT Investments LP and any other fund managed or controlled by RIT Capital Partners plc;

“Centerbridge Parties” means Centerbridge 1 and Centerbridge 2 and any Affiliated Fund of a Centerbridge Party that is admitted as a member of Lunar Investors (Holding) LLP from time to time;

“Corsair Parties” means Corsair 1, Corsair 2 and Corsair 3 and any Affiliated Fund of a Corsair Party that is admitted as a member of Lunar Investors (Holding) LLP from time to time;

“Lunar Investors (Holding) LLP” means the limited liability partnership incorporated under the Limited Liability Partnership Act 2000, with registration number OC388117;

2.2	A new Clause 10.3 shall be inserted after Clause 10.2 as follows:

10.3	Undertaking in respect of Consortium structure

10.3.1	Subject to Clause 10.3.3, the Core Consortium Members and the Investor shall procure that, prior to the IPO, without the prior written consent of RBSG:

***

PROVIDED THAT nothing in this Clause 10.3.1 shall require the prior written consent of RBSG to be obtained in respect of:

***

10.3.2	Subject to Clause 10.3.3, the Core Consortium Members shall procure that, prior to the IPO, without the prior written consent of RBSG:

***

10.3.3
Nothing in this Clause 10.3 shall require the prior written consent of RBSG to be obtained in respect of the entry into or enforcement of the security arrangements relating to the RBS Facility or any Qualifying Refinancing.

3.	Exchangeable Bonds Conditions

3.1	The form of Exchangeable Bonds Conditions is amended and restated at Appendix A to this Agreement.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

In witness whereof this Agreement has been duly executed.

SIGNED by Richard Kibble on behalf of The Royal Bank of Scotland Group plc:	/s/ Richard Kibble

SIGNED by Richard Kibble on behalf of The Royal Bank of Scotland plc:	/s/ Richard Kibble

SIGNED by Richard Kibble on behalf of National Westminster Bank Plc:	/s/ Richard Kibble

SIGNED by Richard Kibble on behalf of Williams & Glyn’s Limited:	/s/ Richard Kibble

SIGNED by Cliff Brokaw on behalf of Corsair IV-B FSCP AIV II Cayman, L.P. (as Core Consortium Member):	/s/ Cliff Brokaw

SIGNED by Cliff Brokaw on behalf of Corsair IV FSCP AIV II Cayman, L.P. (as Core Consortium Member):	/s/ Cliff Brokaw

SIGNED by Cliff Brokaw on behalf of Corsair Rainbow Investor, L.P. (as Core Consortium Member):	/s/ Cliff Brokaw

SIGNED by Ben C. Langworthy on behalf of Centerbridge Capital Partners SBS II (Cayman), L.P. (as Core Consortium Member):	/s/ Ben C. Langworthy

SIGNED by Ben C. Langworthy on behalf of Centerbridge Capital Partners II (Cayman), L.P. (as Core Consortium Member):	/s/ Ben C. Langworthy

Executed by: LUNAR INVESTORS LLP acting by its designated members LUNAR INVESTORS (HOLDING) LLP and LUNAR INVESTORS (NOMINEE) LIMITED	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Ben C. Langworthy
………………………………………………………
duly authorised on behalf of
CCP II CAYMAN GP, LIMITED
in its capacity as general partner of
CENTERBRIDGE GP INVESTORS II (CAYMAN), L.P.
in its capacity as general partner of
CENTERBRIDGE ASSOCIATES II (CAYMAN), L.P.
in its capacity as general partner of
CENTERBRIDGE CAPITAL PARTNERS II (CAYMAN), L.P.
in its capacity as designated member of
LUNAR INVESTORS (HOLDING) LLP

) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Cliff Brokaw
………………………………………………………
duly authorised on behalf of
CORSAIR CAPITAL LLC
in its capacity as general partner of
CORSAIR IV MANAGEMENT, L.P.
in its capacity as general partner of
CORSAIR IV FSCP AIV II CAYMAN, L.P.
in its capacity as designated member of
LUNAR INVESTORS (HOLDING) LLP

	) ) ) ) ) ) ) )	/s/ Derrick Estes ……………………………………………………… Derrick Robert Estes, Director of LUNAR INVESTORS (NOMINEE) LIMITED

Appendix A

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*** Thirty-five pages of material has been omitted pursuant to a request for confidential treatment and has been filed separately.